Exhibit 10.2

EXECUTION VERSION

Confidential

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of March 2, 2023, is made by and among Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Plum”), Sakuu Corporation, a Delaware corporation (the “Company”), and the undersigned holder (the “Restricted Company Shareholder”) of shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, in each case, par value $0.0001 per share (“Company Preferred Stock”), and/or shares of the Company’s Common Stock, par value $0.0001 per share (“Company Common Stock”), as applicable (collectively, the “Company Shares”), of the Company. Plum, the Company and the Restricted Company Shareholder shall be referred to herein from time to time collectively as the “Parties” and, individually, as a “Party”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 8(i) hereof, shall have the meanings ascribed to such terms in the Combination Agreement (as defined below).

WHEREAS, Plum, Plum SPAC 1 Merger Sub, Inc., a Delaware corporation, Plum SPAC 2 Merger Sub, LLC, a Delaware limited liability company, and the Company entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, all substantially in the form provided to the Restricted Company Shareholder on the date hereof, the “Combination Agreement”);

WHEREAS, as of the date hereof, the Restricted Company Shareholder is the record and beneficial owner of the number of Company Shares set forth on the signature page hereto (together with any other equity securities of the Company that the Restricted Company Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Securities”); and

WHEREAS, the Restricted Company Shareholder acknowledges and agrees that Plum would not have entered into and agreed to consummate the transactions contemplated by the Combination Agreement without the Restricted Company Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. At any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) or in any other circumstance in which the vote, consent or other approval of the shareholders of Company is sought, the Restricted Company Shareholder irrevocably and unconditionally agrees that it shall (a) appear at each such meeting or otherwise cause all of its Subject Company Securities to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), or execute and deliver (or cause to be executed and delivered) the Required Company Shareholders’ Consent or other written consent, as applicable, covering, all of its Subject Company Securities:

a. in favor of each matter set forth in the Required Company Shareholders’ Consent, including the approval and adoption of the Combination Agreement, the other Transaction Documents to which the Company is or will be a party and the transactions contemplated thereby (including the Merger and the Company Preferred Stock Conversion) and any amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that is necessary to implement the conversion of each share of Company Preferred Stock into a number of shares of New Plum Common Stock (as defined in the Combination Agreement) equal to the Exchange Ratio (as defined in the Combination Agreement), plus the additional shares provided in the Combination Agreement, at the First Effective Time in accordance with the Combination Agreement(collectively, the “Shareholder Written Consent Matters”);

b. against any Company Acquisition Proposal (it being understood that the transactions contemplated by the Combination Agreement and the other Transaction Documents do not constitute a Company Acquisition Proposal);

c. against any dissolution, liquidation or winding up of or by the Company; and

d. against any proposal, action or agreement that would reasonably be expected to (i) prevent, materially impede or materially delay the consummation of the transactions contemplated by the Combination Agreement, including the Merger, or (ii) result in any liquidation, dissolution or other change in the Company’s corporate structure or business other than as contemplated by the Combination Agreement.

The Restricted Company Shareholder agrees that the Restricted Company Shareholder shall not, in its capacity as a stockholder of the Company, commit or agree to take any action inconsistent with the foregoing, regardless of whether or not the Merger or any other transaction contemplated by the Combination Agreement or any action described above is recommended by the Company board of directors.

2. No Transfers. The Restricted Company Shareholder hereby agrees that, during the period from the date hereof through the Termination Date, except as contemplated by this Agreement and the Business Combination Agreement, it shall not, and shall cause its Affiliates not to, without the prior written consent of Plum and the Company: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, loan, place a Lien on or otherwise encumber, grant any option, right or warrant to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder in each case with respect to any security, including any Subject Company Security, (ii) enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security whether any such transaction is to be settled by delivery of such securities, including any Subject Company Security, in cash or otherwise, or (iii) make a public announcement or disclosure of any action or intention to effect any transaction specified in clause (i) or (ii), in each case, with respect to any of its Subject Company Securities.

3. Restricted Company Shareholder Representations and Warranties. The Restricted Company Shareholder represents and warrants to Plum and the Company as follows:

a. The Restricted Company Shareholder is (i) an exempted company, corporation, limited liability company, partnership or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) or (ii) an individual.

b. If the Restricted Company Shareholder is not an individual, the Restricted Company Shareholder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of the Restricted Company Shareholder. If the Restricted Company Shareholder is an individual, the signature on this Agreement is genuine and such Restricted Company Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Restricted Company Shareholder and constitutes the valid, legal and binding agreements of the Restricted Company Shareholder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other Parties), enforceable against the Restricted Company Shareholder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c. The Restricted Company Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Company Securities and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Company Securities ) affecting any such Subject Company Securities, other than Liens pursuant to (i) this Agreement, (ii) the Governing Documents of the Company, (iii) the Combination Agreement, (iv) the Company Shareholders Agreements, or (v) any applicable securities Laws. The Subject Company Securities are the only equity securities in the Company owned of record or beneficially by the Restricted Company Shareholder on the date of this Agreement, and none of such Subject Company Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Securities, other than this Agreement and the Company Shareholders Agreements. Other than the Company Preferred Stock held by the Restricted Company Shareholder, the Restricted Company Shareholder does not hold or own any rights, options, warrants to acquire (directly or indirectly) any Equity Securities of the Company or any Equity Securities, debt or loans convertible into, or which can be exchanged for, Equity Securities of the Company.

d. The execution and delivery of this Agreement by the Restricted Company Shareholder does not, and the performance by the Restricted Company Shareholder of its obligations hereunder will not, (i) violate any provision of, or result in the breach of, any Law to which the Restricted Company Shareholder is subject or by which any property or asset of the Restricted Company Shareholder is bound, (ii) if the Restricted Company Shareholder is an entity, conflict with or result in a violation of the Governing Documents of the Restricted Company Shareholder, or (iii) violate any provision of or result in breach, default or acceleration under any Contract binding upon the Restricted Company Shareholder and, if the Restricted Company Shareholder is an entity, its Equity Securities, or require any consent or approval that has not been given or other action that has not been taken by any Person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by the Restricted Company Shareholder of its obligations under this Agreement.

e. No consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Restricted Company Shareholder with respect to the Restricted Company Shareholder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act or any consents, notices, approval, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Restricted Company Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

f. As of the date hereof, there are no Proceedings pending against the Restricted Company Shareholder or, to the knowledge of the Restricted Company Shareholder threatened against the Restricted Company Shareholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Restricted Company Shareholder of its obligations under this Agreement.

g. No broker, finder, investment banker or other similar Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by the Combination Agreement based upon arrangements made by the Restricted Company Shareholder, for which Plum or any of its Affiliates may become liable.

h. The Restricted Company Shareholder has had the opportunity to read the Combination Agreement and this Agreement and has had the opportunity to consult with such Restricted Company Shareholder’s tax and legal advisors.

4. Termination. This Agreement, and all of the representations, warranties, agreements and covenants contained herein (including any rights arising out of any breach of any of such representations, warranties, agreements and covenants), shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing, (b) such date and time as the Combination Agreement is validly terminated in accordance with its terms, and (c) the written agreement of Plum, the Company and the Restricted Company Shareholder (such date, the “Termination Date”). Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 4 shall not affect any liability on the part of any Party for a breach of any covenant or agreement set forth in this Agreement prior to such termination. This Section 4, together with Sections 5 through 8 of this Agreement, shall survive any termination of this Agreement.

5. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) (a) in the case of the Company or Plum, in accordance with Section 12.02 of the Combination Agreement and (b) in the case of the Restricted Company Shareholder, to the address set forth below the Restricted Company Shareholder’s name on the signature page to this Agreement, in each case or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Miscellaneous.

a. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Combination Agreement or any other Transaction Document. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of each of the Parties, except that the Restricted Company Shareholder shall be required to assign this Agreement to any Person that acquires any of its Subject Company Securities (and the consent of the Company and Plum shall not be required for any such assignment). Any attempted assignment of this Agreement not in accordance with the terms of this Section 8(a) shall be void.

b. Except as provided in Section 4, this Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties, and any purported amendment by any party or Parties effected in a manner which does not comply with this Section 8(b) shall be void, ab initio.

c. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors, accountants and other representatives or consultants, shall be paid by the Party incurring such fees or expenses.

d. The term “this Agreement” means this Company Support Agreement, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) the word “or” is disjunctive but not necessarily exclusive; (vii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) the word “day” means calendar day unless Business Day is expressly specified; (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (x) all references to Sections are to Sections of this Agreement; and (xi) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time. When calculating the period of time before which, within which or following which any action under this Agreement is required to be done, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

e. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

f. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Proceeding for breach of this Agreement may only be made against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as the Parties, and no Company Related Party, Plum Related Party or Company Shareholder Related Party (as defined below) shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein. No party shall have any right of recovery in respect hereof against any Company Related Party, Plum Related Party or Shareholder Related Party, as applicable, and no personal liability shall attach to any Company Related Party, Plum Related Party or Shareholder Related Party through such applicable party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Proceeding or otherwise. The provisions of this Section 8(f) are intended to be for the benefit of, and are enforceable by, the Company Related Parties, the Plum Related Parties and the Shareholder Related Parties and each such Person shall be an express third-party beneficiary of this Section 8(f). This Section 8(f) shall be binding on all successors and assigns of the Parties. As used herein, “Shareholder Related Party” means any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Restricted Company Shareholder or any Affiliate, family member, representatives and the respective successors and assigns of the foregoing Persons.

g. At any time prior to the Closing, the Company and Plum (upon mutual agreement), on the one hand (but subject to Section 4), and the Restricted Company Shareholder, on the other hand, may, to the extent not prohibited by applicable Law (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made by the other party for the benefit of such waiving party set forth herein, and (c) waive compliance by the other party with any of the agreements or conditions for the benefit of such waiving party set forth herein. Any agreement on the part of any such party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

h. Notwithstanding any provision of this Agreement to the contrary, the Restricted Company Shareholder executes this Agreement solely in its capacity as a shareholder of the Company. Nothing contained in this Agreement shall limit or affect any actions taken by the Restricted Company Shareholder or any representative of the Restricted Company Shareholder, solely in his or her capacity as director, officer or employee of the Company, and the Restricted Company Shareholder or any shareholder or representative of the Restricted Company Shareholder that is a director or officer of the Company shall not be limited or restricted in any way whatsoever in the exercise of his or her fiduciary duties as a director or officer of the Company.

i. The Parties expressly agree that Sections 12.11 (Governing Law), 12.12 (Consent to Jurisdiction) and 12.13 (Waiver of Jury Trial) of the Combination Agreement shall apply to this Agreement as if fully stated herein, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PLUM ACQUISITION CORP. I

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Co-Chief Executive Officer and President

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SAKUU CORPORATION

By:	/s/ Robert Bagheri
Name:	Robert Bagheri
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

[SHAREHOLDER]

By:

Name:

Title:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series A-2 Preferred Stock:

Series A-3 Preferred Stock:

Common Stock:

Address for Notice:

Attention:

Facsimile:

E-mail:

[Signature Page to Company Support Agreement]